                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                    Contact: Cheryl Stewart
                                                         901.767.7005


RFS REPORTS FIRST QUARTER RESULTS CONSISTENT WITH EXPECTATIONS

Memphis, Tennessee, May 2, 2002 - RFS Hotel Investors, Inc. (NYSE:RFS) today announced funds from operations (FFO) for the first quarter ended March 31, 2002, of $7.8 million or $0.28 per share, compared to $15.0 million, or $0.55 per share, for the same quarter a year ago. FFO results were consistent with analysts' estimates.

FIRST QUARTER HIGHLIGHTS

- Hotel revenue per available room (RevPAR) declined 16.6% for the Company's hotels during the quarter. The following represents changes in RevPAR as compared to the prior year comparable period by market segment:

                                                    Quarterly RevPAR Change
                                                    -----------------------
         Full Service                                     (27.6%)
         Extended Stay                                     (7.3%)
         Limited Service                                   (9.2%)
                                                          ------
             Total                                        (16.6%)

- The Company's six hotels in northern California, consisting of two in San Francisco and four in Silicon Valley, experienced an average decline in quarterly RevPAR of 36.6%. These six northern California hotels represented 16% of RFS's earnings before interest, taxes, depreciation, and amortization (EBITDA) for the quarter as compared to 23% for all of 2001. Exclusive of these six northern California hotels, RevPAR declined 10.3% for the quarter.

- Hotel operating margins (hotel EBITDA as a percentage of total revenue, excluding the effect of deferred revenue) was 34.0%, representing a decline of 7.0 percentage points from the comparable quarter of last year.

- Earnings before interest, taxes, depreciation and amortization (EBITDA) decreased 33.5% to $15.4 million for the quarter.

- The Company realized an unleveraged, FFO return on investment of 9.7% on its hotel portfolio for the twelve months ended March 31, 2002. Based upon the Company's approximate 38% leverage and average borrowing cost of 7.7%, the Company realized a leveraged return on investment of 10.9%.

- EBITDA for the twelve months ended March 31, 2002, was 3.1 times the Company's interest costs.

- During the quarter, the Company successfully completed the sale of $125 million in unsecured senior notes ("Notes"). The Notes carry an interest rate of 9.75% and mature on March 1, 2012. The Company utilized a portion of the proceeds of this debt offering to redeem, prior to maturity, approximately $58 million in mortgage debt and to reduce borrowings under its line of credit by approximately $54 million. Non-recurring charges of $10.1 million were recorded relative to these transactions consisting of $8.7 million in interest rate swap termination and CMBS prepayment costs and $1.4 million in unamortized loan costs related to the issuance of the CMBS debt in 1996.

- Additionally, during the quarter, the Company sold 1,150,000 shares of common stock. The proceeds were also used to reduce debt.

Randy Churchey, president and chief operating officer, said, "As is generally the case, recovery in the hotel sector lags behind the rest of the economy. Our operating results are consistent with expectations, but comparisons to the first quarter of 2001 are difficult. The first quarter of last year represented the end of the longest period of uninterrupted economic growth since World War II. Our quarterly results for 2001 reflected a 10.2% increase in RevPAR. However, since March of 2001, the northern California economy has suffered from declines in all three demand generators: corporate; leisure; and convention business. We believe that demand for hotel rooms in northern California will rebound due to low levels of new supply, the completion, in early 2003, of the Moscone Convention Center expansion and the eventual recovery of the high-tech industry. Fortunately, we purchased these hotels in late 1996 and early 1997 at favorable prices. Since our acquisition of the six northern California hotels, our average annual unleveraged return on these investments has been 12.1%.

We are encouraged, based upon April performance and current booking trends that second quarter RevPAR performance will improve from the first quarter. Our operators are doing everything we expect of them; namely, they are increasing market share in a large percentage of hotels, costs are in line, and they are meeting guests' expectations."

CAPITAL

Despite the reduction in FFO and RevPAR, the Company:

-        reduced net debt by $5.4 million during the quarter;

- earned a leveraged return on its investment of 10.9% for the trailing twelve months;

- continued to maintain one of the least leveraged balance sheets in the industry with total debt equal to only 4.1 times trailing twelve months EBITDA; and

- generated operating cash flow (EBITDA less interest) of $49.9 million for the trailing twelve months ended March 31, 2002. This represents funds available for payment of capital expenditures, debt reduction, and dividends.

Kevin Luebbers, RFS executive vice president and chief financial officer, stated, "The successful debt and equity transactions completed in the quarter increases our financial flexibility, reduces our secured mortgage debt, extends the average maturity of our debt to 8.3 years and results in the Company having no significant maturities prior to 2008. Additionally, we are well positioned, with in excess of $100 million in available capital, to acquire hotels at a time when many of our peers may desire to sell assets in order to reduce debt. The successful completion of these capital transactions in the quarter will hopefully give us the opportunity to acquire hotels at favorable prices."

OUTLOOK AND DIVIDENDS

The Company declared a dividend of $0.25 per share, payable May 31, 2002, to shareholders of record on May 21, 2002.

The Company previously announced that it expected FFO per share ranging from $1.55 to $1.75 per share in 2002 and an annual dividend of $1.00 to $1.20 per share. The impact of the completed capital transactions in the quarter was to reduce expected FFO per share by $0.02 and $0.16 for the quarter and year, respectively. The Company expects to utilize these funds to opportunistically acquire hotels over the next six to eighteen months; however, no meaningful impact upon 2002 FFO per share is expected. Consequently, the Company expects FFO per share for 2002 to be approximately $1.55 and to pay an annual dividend of approximately $1.00 per share.

Robert Solmson, RFS chairman and chief executive officer, stated, "Since September 11, it has been difficult to accurately predict business and leisure travel patterns. March business was adversely impacted by the Passover-Easter holidays which, in 2001, occurred in April. Second quarter RevPAR is expected to decline 6% to 10% as compared to the prior year. We expect to show meaningful revenue growth in the second half of the year when prior year comparisons become more favorable. During the recent recessionary period, the Company was successful in reducing debt and now that we appear to be in the early stages of an economic recovery, we are hopeful of using our strong balance sheet to opportunistically grow the business. This is the reason that we were willing to accept some short-term dilution of earnings in 2002 from our recent debt and equity offerings in order to better position us for the long-term."

RFS Hotel Investors, Inc. (RFS) is a real estate investment trust (REIT) that owns 58 hotels with approximately 8,400 rooms located in 24 states. RFS's hotel portfolio is diversified by geography, brand and segment. Leading brands under which RFS hotels are operated include Sheraton(R), Residence Inn by Marriott(R), Hilton(R), Doubletree(R), Holiday Inn(R), Hampton Inn(R), and Homewood Suites by Hilton(R). By segment, RFS receives approximately 39% of its EBITDA from full service hotels, 35% from extended stay hotels, and 26% from limited service hotels. Additional information can be found on the Company's web site at www.rfshotel.com.

Certain matters within this press release are discussed using forward-looking language as specified in the 1995 Private Securities Litigation Reform Law, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. From time to time, these risks are discussed in the Company's filings with the Securities and Exchange Commission.

                            RFS HOTEL INVESTORS, INC.

                             KEY COMPANY STATISTICS

                          QUARTER ENDED MARCH 31, 2002


                                               OPERATING STATISTICS

Total Revenues                             $47.3 million            EBITDA                            $15.4 million

% Decrease in Revenues                      18.4%                   % Decrease in EBITDA               33.5%

FFO                                        $ 7.8 million            % of Hotel EBITDA(1)
                                                                       Full Service Hotels               39%
% Decrease in FFO                           47.6%                      Extended Stay Hotels              35%
                                                                       Limited Service Hotels            26%
FFO per Share                              $0.28

% Decrease in FFO per Share                 49.1%




                                                CAPITAL STATISTICS

EBITDA/Interest(1)                           3.1x                     Debt/EBITDA(1)                    4.1x

EBITDA/Interest and                          2.7x                     Percentage of fixed                94%
Preferred Dividends(1)                                                interest rate debt







--------
(1) EBITDA information is for the trailing twelve months ended March 31, 2002.

                            RFS HOTEL INVESTORS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE QUARTER ENDED MARCH 31, 2002 AND 2001
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                         MARCH 31,     MARCH 31,
                                                                           2002          2001
                                                                         --------      --------
REVENUE:
      Rooms                                                              $ 40,692      $ 49,906
      Food and beverage                                                     4,203         4,757
      Other operating departments                                           1,606         2,426
      Lease revenue(1)                                                      1,634         1,888
      Deferred revenue(1)                                                  (1,012)       (1,277)
      Other                                                                   154           204
                                                                         --------      --------
            Total hotel revenue                                            47,277        57,904
                                                                         --------      --------

HOTEL OPERATING EXPENSES BY DEPARTMENT:
      Rooms                                                                 8,420         9,612
      Food and beverage                                                     3,161         3,508
      Other operating departments                                             474           540
      Undistributed operating expenses:
      Property operating costs                                              5,334         5,791
      Property taxes, insurance and other                                   3,359         3,245
      Franchise costs                                                       3,842         4,390
      Maintenance and repair                                                2,315         2,582
      Management fees                                                       1,258         1,351
      General and administrative                                            3,691         3,910
                                                                         --------      --------
            Total hotel operating expenses                                 31,854        34,929
                                                                         --------      --------

Net hotel operating income (Hotel EBITDA)                                  15,423        22,975

Corporate expenses:
      Depreciation                                                          7,321         7,394
      Amortization of deferred expenses and unearned compensation             676           703
      Interest expense                                                      6,044         6,556
      General and administrative                                            1,085         1,173
      Debt extinguishment and swap termination costs                       10,122
      Hilton lease termination                                                           64,896
      Gain on sale of assets                                                 (972)
      Minority interest in loss of Operating Partnership                     (795)       (2,447)
                                                                         --------      --------

Loss before income taxes                                                   (8,058)      (55,300)
Benefit from income taxes                                                    (510)      (24,479)
                                                                         --------      --------

Net loss                                                                   (7,548)      (30,821)
Preferred stock dividends                                                    (781)         (780)
Gain on redemption of Series A Preferred Stock                                            5,141
                                                                         --------      --------

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS                               $ (8,329)     $(26,460)
                                                                         ========      ========

      Loss per share - basic and diluted                                 $  (0.32)     $  (1.07)
      Weighted average common shares outstanding - basic and diluted       25,761        24,825

(1) Deferred revenue is recorded for the Company's hotels which are leased to third parties in accordance with Staff Accounting Bulletin 101 which requires deferral of certain revenue until the third and fourth quarters. For the three months ended March 31, 2002 and 2001, five hotels were leased to third-party lessees, respectively. SAB 101 has no effect on rent payments under the Company's third-party leasees or the Company's cash flow and no impact on full year revenue.

                            RFS HOTEL INVESTORS, INC.
                          CALCULATION OF FFO AND EBITDA
                  FOR THE QUARTER ENDED MARCH 31, 2002 AND 2001
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       MARCH 31,     MARCH 31,
                                                         2002          2001
                                                       --------      --------
Funds from operations:
Net loss                                               $ (7,548)     $(30,821)
Minority interest in loss of Operating Partnership         (795)       (2,447)
Hilton lease termination                                               64,896
Deferred income taxes                                      (510)      (24,531)
Debt extinguishment and swap termination costs           10,122
Deferred revenue                                          1,012         1,277
Gain on sale of assets                                     (972)
Preferred stock dividends                                  (781)         (780)
Depreciation                                              7,321         7,394
                                                       --------      --------
     FUNDS FROM OPERATIONS                             $  7,849      $ 14,988
                                                       ========      ========

Weighted average common shares, partnership units
   and potential dilutive shares outstanding             28,353        27,468

     FFO PER SHARE                                     $   0.28      $   0.55

Earnings before interest, taxes, depreciation and
   amortization (EBITDA):
FFO                                                    $  7,849      $ 14,988
Interest expense                                          6,044         6,556
Current income taxes                                                       52
Amortization                                                676           703
Preferred stock dividends                                   781           780
                                                       --------      --------
     CORPORATE EBITDA                                  $ 15,350      $ 23,079
                                                       ========      ========

                            RFS HOTEL INVESTORS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                  MARCH 31,     DECEMBER 31,
                                                                                     2002           2001
                                                                                  ---------     -----------
                                            ASSETS
Investment in hotel properties, net                                               $ 609,945      $ 615,562
Cash and cash equivalents                                                            14,124          5,735
Restricted cash                                                                       7,155          6,817
Accounts receivable                                                                   4,712          5,533
Deferred expenses, net                                                                8,928          6,964
Other assets                                                                          3,780          3,517
Deferred income taxes                                                                25,244         24,734
                                                                                  ---------      ---------
             Total assets                                                         $ 673,888      $ 668,862
                                                                                  ---------      ---------

                               LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses                                             $  20,286      $  20,857
Borrowings on Line of Credit                                                         18,000         81,188
Long-term obligations                                                               286,119        219,947
Minority interest in Operating Partnership, 2,459 units issued and
     outstanding at March 31, 2002 and December 31, 2001, respectively               29,600         31,059
                                                                                  ---------      ---------
             Total liabilities                                                      354,005        353,051
                                                                                  ---------      ---------

Preferred Stock, $.01 par value, 5,000 shares authorized,
   250 shares issued and outstanding at March 31, 2002 and
   December 31, 2001, respectively                                                   25,000         25,000
                                                                                  ---------      ---------
Commitments and contingencies

Shareholders' equity:
  Common Stock, $.01 par value, 100,000 shares authorized,
    27,013 and 25,811 shares issued at March 31, 2002
    and December 31, 2001, respectively                                                 270            258
  Additional paid-in capital                                                        383,443        368,361
  Other comprehensive income                                                                        (3,220)
  Treasury stock, at cost, 576 shares                                                (8,100)        (8,100)
  Distributions in excess of earnings                                               (80,730)       (66,488)
                                                                                  ---------      ---------
          Total shareholders' equity                                                294,883        290,811
                                                                                  ---------      ---------
             Total liabilities, preferred stock and shareholders' equity          $ 673,888      $ 668,862
                                                                                  =========      =========

                            RFS HOTEL INVESTORS, INC.
                         MARKET SEGMENT DIVERSIFICATION

FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                 ADR                 OCCUPANCY                  REVPAR
                       -----------------------   ------------------     ----------------------
                                  VARIANCE VS.          VARIANCE VS                VARIANCE VS
   SEGMENT                2002        2001       2002       2001           2002       2001
---------------        ---------- ------------   ----   -----------     ---------  -----------
Full Service           $   100.87    (15.3%)     60.1%   (10.2 pts)     $   60.63    (27.6%)
Extended Stay          $    96.42     (1.2%)     77.5%    (5.1 pts)     $   74.71     (7.3%)
Limited Service        $    71.47     (1.2%)     60.8%    (5.4 pts)     $   43.45     (9.2%)
                       ----------    -----       ----    ---------      ---------    -----
TOTAL                  $    89.05     (7.5%)     64.9%    (7.1 pts)     $   57.83    (16.6%)
                       ==========    =====       ====    =========      =========    =====


Includes all 58 hotels owned.

                            RFS HOTEL INVESTORS, INC.
                              BRAND DIVERSIFICATION

                                              REVPAR
                                 HOTEL       VARIANCE       HOTEL     PERCENTAGE OF
                               PROPERTIES   VS. 2001(1)   EBITDA(2)  TOTAL EBITDA(2)
                               ----------   -----------   ---------  ---------------
MARRIOTT INTERNATIONAL, INC.
     Residence Inn                 14          (6.9%)      $24,264         31%
     TownePlace Suites              3         (11.0%)        2,221          3%
     Courtyard                      1         (26.1%)        1,065          1%
                                                                          ---
                                                                           35%
                                                                          ---
HILTON HOTELS CORPORATION
     Hampton Inn                   17          (5.4%)       13,893         17%
     Doubletree                     1         (19.6%)        3,134          4%
     Hilton                         1         (29.5%)        2,082          3%
     Homewood Suites                1          (9.0%)          561          1%
                                                                          ---
                                                                           25%
                                                                          ---
STARWOOD HOTELS & RESORTS
     Sheraton                       4         (31.9%)        9,071         12%
     Four Points                    2         (23.0%)        4,285          5%
                                                                          ---
                                                                           17%
                                                                          ---
SIX CONTINENTS PLC
     Holiday Inn                    5         (14.4%)        8,287         11%
     Holiday Inn Express            5         (23.3%)        4,114          5%
                                   --         -----        -------        ---
                                                                           16%
                                                                          ---

TOP FOUR FRACHISORS                54         (15.2%)       72,978         93%
     Other                          4         (32.6%)        5,085          7%
                                   --         -----        -------        ---
          PORTFOLIO TOTAL          58         (16.6%)      $78,063        100%
                                   ==         =====        =======        ===

    (1) For the three months ended March 31, 2002.

    (2) For the trailing twelve months ended March 31, 2002, in thousands.

                            RFS HOTEL INVESTORS, INC.
                           GEOGRAPHIC DIVERSIFICATION

                                                        REVPAR
                                            HOTEL      VARIANCE       HOTEL     PERCENTAGE OF
                                         PROPERTIES   VS. 2001(1)   EBITDA(2)   TOTAL EBITDA(2)
                                         ----------   -----------   ---------   ---------------
California (see below)                       10         (28.4%)      $27,088         35%
Florida                                       7         (13.2%)        7,612         10%
Texas                                         6          (4.0%)        5,886          8%
Michigan                                      3         (18.0%)        4,520          6%
Illinois                                      3         (21.4%)        4,186          5%
New York                                      1          15.4%         3,439          4%
Minnesota                                     3         (18.7%)        2,934          4%
Missouri                                      2         (22.2%)        2,517          3%
Georgia                                       2          (3.0%)        2,067          3%
Rhode Island                                  1          (5.2%)        1,792          2%
Oklahoma                                      2          (3.6%)        1,758          2%
Louisiana                                     1         (15.5%)        1,640          2%
Delaware                                      1          (0.6%)        1,525          2%
Others(3)                                    16          (6.4%)       11,101         14%
                                             --         -----        -------        ---
     PORTFOLIO TOTAL                         58         (16.6%)      $78,063        100%
                                             ==         =====        =======        ===



                           CALIFORNIA DIVERSIFICATION

                                                        REVPAR
                                            HOTEL      VARIANCE       HOTEL     PERCENTAGE OF
                                         PROPERTIES   VS. 2001(1)   EBITDA(2)   TOTAL EBITDA(2)
                                         ----------   -----------   ---------   ---------------
Silicon Valley                                4         (38.0%)       12,480         16%
Los Angeles                                   2         (12.2%)        5,653          7%
San Francisco                                 2         (32.2%)        3,088          4%
San Diego                                     1         (19.6%)        3,134          4%
Sacramento                                    1          (2.7%)        2,733          4%
                                             --         -----        -------        ---
     CALIFORNIA TOTAL                        10         (28.4%)      $27,088         35%
                                             ==         =====        =======        ===

(1)  For the three months ended March 31, 2002.

(2) For the trailing twelve months ended March 31, 2002, in thousands.

(3) We own hotels in each of the following states which individually represent less than 2% of total Hotel EBITDA: Alabama (1), Arizona (3), Colorado (2), Indiana (1), Kentucky (1), Mississippi (1), Nebraska (2), North Carolina (1), South Carolina (2), Tennessee (1) and Wisconsin (1).

                            RFS HOTEL INVESTORS, INC.
                        RETURN ON INVESTMENT ANALYSIS (1)
                              AS OF MARCH 31, 2002
                             (AMOUNTS IN THOUSANDS)

                        UNLEVERAGED RETURN ON INVESTMENT

                           TOTAL
                        INVESTMENT,     EBITDA FOR THE     UNLEVERAGED
                          BEFORE          TTM ENDED         RETURN ON
                      DEPRECIATION(2)   MARCH 31, 2002     INVESTMENT
                      ---------------   --------------     -----------
Full Service             $375,939          $30,611             8.1%

Extended Stay            $221,231          $27,116            12.3%

Limited Service          $210,122          $20,336             9.7%
                         --------          -------            ----
Total                    $807,292          $78,063             9.7%
                         ========          =======            ====



                         LEVERAGED RETURN ON INVESTMENT

EBITDA for the TTM ended March 31, 2002                       $  78,063
Less: Debt Service                                              (23,417)(3)
                                                              ---------
                                                              $  54,646
                                                              =========
Equity investment after 38% leverage                          $ 500,521
                                                              =========
Leveraged Return on Investment                                     10.9%
                                                              =========


(1)  Includes all 58 hotels owned at March 31, 2002.

(2) Total investment includes original cost and all capital expenditures since acquisition. Also includes the costs associated with the Hilton lease termination of approximately $60 million. These costs were required to be written-off as a cancellation of executory contracts and therefore are not included on the balance sheet. However, for return on investment analysis, this amount is included in the total investment.

(3) $304.1 million at an average annual rate of 7.7% (weighted average cost of debt at March 31, 2002).

                            RFS HOTEL INVESTORS, INC.
                                OUTSTANDING DEBT
                                 MARCH 31, 2002

                              BALANCE                 INTEREST RATE                   MATURITY
                              -------                 -------------                   --------
                           (in thousands)
Line of Credit               $  18,000        LIBOR + 200bp         Variable          July 2004
Senior Notes                   125,000            9.75%              Fixed           March 2012
Mortgage                        91,702            7.83%              Fixed          December 2008
Mortgage                        18,190            8.22%              Fixed          November 2007
Mortgage                        51,227            8.00%              Fixed           August 2010
                             ---------
                             $ 304,119
                             =========



                                                    DEBT MATURITIES
                                                     (in millions)
                           2002                         $   1.8
                           2003                             2.7
                           2004                            20.9
                           2005                             3.2
                           2006                             3.4
                        Thereafter                        272.1
                                                        -------
                                                        $ 304.1
                                                        =======

Weighted average maturity of fixed rate debt is 8.3 years.